Exhibit 99.1

FOR IMMEDIATE RELEASE

Strategic Storage Trust II, Inc. Completes Acquisition of Strategic Storage Growth Trust, Inc. for Approximately $350 Million

Acquisition adds 29 self storage facilities to portfolio

LADERA RANCH, CA – January 25, 2019 – Strategic Storage Trust II, Inc. (“SST II”) announced today it has completed its acquisition of Strategic Storage Growth Trust, Inc. (“SSGT”). SSGT stockholders approved the transaction at a special meeting of stockholders held on January 18, 2019. SSGT stockholders will receive $12.00 per share in cash which represents a total purchase price of approximately $350 million, which includes SSGT debt that was assumed or repaid.

As a result of the SSGT acquisition, SST II acquired 29 self storage facilities and obtained the right to acquire one other self storage facility currently under contract. While SST II has historically focused on stabilized properties, the SSGT acquisition adds growth properties to SST II’s portfolio, providing SST II with opportunities in the development, redevelopment and lease-up of self storage properties. Moreover, the addition of SSGT’s portfolio expands SST II’s geographic reach into three new states (Arizona, Massachusetts and Texas) and grows SST II’s existing presence in seven other states and Ontario, Canada.

“We are excited to consolidate SSGT with SST II, creating a company valued at approximately $1.4 billion with revenues that we anticipate will exceed $100 million this year,” said H. Michael Schwartz, CEO and chairman of the board of directors of SST II. “The SSGT portfolio will infuse SST II with a key growth driver, along with adding assets in strategic SST II markets, such as Toronto, Canada, for further economies of scale.”

About Strategic Storage Trust II, Inc. (“SST II”):

SST II is a public non-traded REIT that focuses on stabilized and growth self storage properties. The SST II portfolio currently consists of 111 operating self storage facilities located in 17 states and Ontario, Canada, comprising approximately 70,300 self storage units and approximately 8.1 million net rentable square feet of storage space, and one development property in the Greater Toronto Area which will contain approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (“SmartStop”):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.8 billion of real estate assets under management, including 127 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 80,000 units and 9.4 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space. SmartStop is the sponsor of three public non-traded REITs: Strategic Storage Trust IV, Inc., and Strategic Storage Trust II, Inc., both focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc. focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com. SmartStop has a track record of full cycle REIT liquidity events, including the all cash merger of Strategic Storage Trust, Inc. with Extra Space Storage in October 2015 for $13.75 per share and the all cash merger of Strategic Storage Growth Trust, Inc. with Strategic Storage Trust II, Inc. in January 2019 for $12.00 per share.

Forward-Looking Statements

Statements about the expected effects of the merger and the other transactions contemplated by the merger agreement and all other statements in this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions, including anticipated future financial and operating results and synergies. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i)  risks related to disruption of management’s attention from SST II’s ongoing business operations due to the transaction; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self-storage facilities, including facilities acquired through the SSGT acquisition; (v) changes in global, political, economic, business, competitive and market conditions; (vi) changes in tax and other laws and regulations; or (vii) difficulties in our ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SST II’s views as of the date on which such statements were made. SST II anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SST II’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SST II are described in the risk factors included in SST II’s filings with the SEC, including SST II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SST II expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.